EXHIBIT 3.4

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz	Entity # C1760-2004 Document Number: 20060085106-98
ARTICLES OF EXCHANGE (PURSUANT TO NRS 92A.200) Page 1	Date Filed: 2/10/2006 2:44:20 PM In the Office of s/ Dean Heller Dean Heller Secretary of State

ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A)

(excluding 92A.200(4b))

1)   Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than two constituent entities, check box [_] and attach an 8 1/2” x 11” blank sheet listing the entities from article one.

TBM Management Limited

Name of acquired entity

British Virgin Islands	Corporation
Jurisdiction	Entity type *

and,

UCC Services Group

Name of acquiring entity

Nevada	Corporation
Jurisdiction	Entity type *

2)  The undersigned declares that a plan of exchange has been adopted by each constituent entity.

*Corporation, non-profit corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM Exchange 2003 Revised on 10/21/05

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz
ARTICLES OF EXCHANGE (PURSUANT TO NRS 92A.200) Page 2

ABOVE SPACE IS FOR OFFICE USE ONLY

3)

Owner’s approval (NRS 92A.200) (options a, b, or c must be used for each entity) (if there are more than two constituent entities, check box [_] and attach an 8 ½” x 11” blank sheet listing the entities continued from article three):

(a)	Owner’s approval was not required from

Name of acquired entity, if applicable

and,or;

Name of acquiring entity, if applicable

(b)	The plan was approved by the required consent of the owners of*

TBM Management Limited

Name of acquired entity, if applicable

and,or;

UCC Services Group

Name of acquiring entity, if applicable

*Unless otherwise provided in the certificate of trust or governing instrument of a business trust, an exchange must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the exchange.

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM Exchange 2003 Revised on 10/21/05

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz
ARTICLES OF EXCHANGE (PURSUANT TO NRS 92A.200) Page 3

ABOVE SPACE IS FOR OFFICE USE ONLY

(c)	Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160):

The plan of exchange has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of exchange is required by the articles of incorporation of the domestic corporation.

Name of acquired entity, if applicable

and,or;

Name of acquiring entity, if applicable

4)	Location of Plan of Exchange (check a or b):

[_]	(a)	The entire plan of exchange is attached;

or,

☒

(b)  The entire plan of exchange is on file at the registered office of the acquiring corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the acquiring entity (NRS (92A.200).

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM Exchange 2003 Revised on 10/21/05

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz
ARTICLES OF EXCHANGE (PURSUANT TO NRS 92A.200) Page 4

ABOVE SPACE IS FOR OFFICE USE ONLY

5)	Effective date (optional)*:	___________________________

6)   Signatures – Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership: A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)**(if there are more than two constituent entities, check box [_] and attach an 8 ½” x 11” blank sheet listing the entities continued from article eight):

TBM Management Limited

Name of acquired entity

s /Eduard Lozovskyy_________	President	2/10/2006
Signature	Title	Date

UCC Services Group

Name of acquiring entity

s/Jim Brennan_______________	President	2/10/2006
Signature	Title	Date

* An exchange takes effect upon filing the articles of exchange or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

** The articles of exchange must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM Exchange 2003 Revised on 10/21/05